                                                                  EXHIBIT (5)(k)

                   FORM OF SUB-INVESTMENT ADVISORY AGREEMENT
                    WITH RESPECT TO GLOBAL EMERGING MARKETS


AGREEMENT made as of the ____ day of _________________, 1996 by and among PEREGRINE ASSET MANAGEMENT (HONG KONG) LIMITED a corporation organized under the laws of Hong Kong and having its principal place of business in Hong Kong (the "Sub-Adviser") and VAN ECK ASSOCIATES CORPORATION, a corporation organized under the laws of the State of Delaware and having its principal place of business in New York, New York (the "Adviser") and VAN ECK FUNDS, a Massachusetts business trust, having its principal place of business in New York, New York (the "Trust").

WHEREAS, the Trust is engaged in business as an open-end investment company and is so registered under the Investment Company Act of 1940 ("1940 Act"); and

WHEREAS, the Sub-Adviser is engaged principally in the business of rendering investment management services and is registered under the Investment Advisers Act of 1940 ("Advisers Act"); and

WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate series with each such series representing interests in a separate portfolio of securities and other assets; and

WHEREAS, the Trust intends to offer shares in one of such series, namely, Global Emerging Markets Fund (the "Fund") and in order to invest the proceeds of the Fund in securities and other assets, the Trust has retained the Adviser to render management and advisory services; and

WHEREAS, the Adviser desires to retain the Sub-Adviser to render investment advisory and other services hereunder to the Fund and the Sub-Adviser is willing to do so.

NOW, THEREFORE, WITNESSETH:

That it is hereby agreed among the parties hereto as follows:
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1.   APPOINTMENT OF SUB-ADVISER

The Adviser hereby appoints the Sub-Adviser to act as investment advisor to the Fund for the period and on the terms herein set forth. The Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided. So long as the Sub-Adviser serves as investment advisor to the Fund pursuant to this Agreement the obligation of the Adviser under this Agreement with respect to the Fund shall be, subject in any event to the control of the Trustees of the Trust, to determine and review with the Sub-Adviser investment policies of the Fund, and the Sub-Adviser shall have the obligation of furnishing continuously an investment program and making investment decisions for the Fund, adhering to applicable investment objectives, policies and restrictions and placing all orders for the purchase and sale of portfolio securities for the Fund and such other services set forth in Section 2 hereof. The Adviser will compensate the Sub-Adviser of the Fund for its services to the Fund. The Adviser or the Fund, subject to the terms of this Agreement, may terminate the services of the Sub-Adviser at any time in its sole discretion, and the Adviser shall at such time assume the responsibilities of the Sub-Adviser unless and until a successor investment advisor is selected.

2.   DUTIES OF SUB-ADVISER.

The Sub-Adviser, at its own expense, shall furnish the following services and facilities to the Trust:

(a)  Investment Program.  The Sub-Adviser will (i) furnish continuously an
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     investment program for the Fund, (ii) determine (subject to the overall supervision and review of the Board of Trustees of the Trust and the Adviser) what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Fund shall be held uninvested, and (iii) make changes on behalf of the Fund in the investments. The Sub-Adviser will provide the services hereunder in accordance with the Fund's investment objectives, policies and restrictions as stated in the then-current prospectus and statement of additional information which is part of the Trust's Registration Statement filed with the Securities and Exchange Commission, as amended from time to time, copies of which shall be sent to the Sub-Adviser by the Adviser. The Sub-Adviser also will manage, supervise and conduct such other affairs and business of the Trust and matters incidental thereto as the Sub-Adviser and the Trust agree, subject always to the control of the Board of Trustees of the Trust and to the provisions of the Master Trust Agreement of the Trust, the Trust's By-laws and the 1940 Act. The Sub-Adviser will manage the Fund so that it will qualify as a regulated investment company under sub-chapter M of the Internal Revenue Code of 1986, as amended, as it may be amended from time to time; and, with respect to the services provided by the Sub-Adviser under this Agreement, it shall be responsible for compliance with all applicable laws, rules and regulations. The Sub-Adviser will adopt procedures reasonably designed to ensure compliance.

(b)  Office Space and Facilities. The Sub-Adviser will arrange to furnish office
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     space, all necessary office facilities, simple business equipment, supplies, utilities, and telephone service required for managing the investments of the Fund.

(c)  Personnel.  The Sub-Adviser shall provide executive and clerical personnel
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     for managing the investments of the Fund, and shall compensate officers and
     Trustees of the Fund or Trust if such persons are also employees of the Sub-Advisor or its affiliates, except as otherwise provided herein.

(d)  Portfolio Transactions.  The Sub-Adviser shall place all orders for the
     ----------------------
     purchase and sale of portfolio securities for the account of the Fund with brokers or dealers selected by the Sub-Adviser, although the Fund will pay the actual transaction costs, including without limitation brokerage commissions on portfolio transactions in accordance with this Paragraph 2(d). The Fund shall provide the Sub-Adviser with a list of broker/dealers which are affiliated persons of the Trust and its other Sub-Advisers. An affiliated broker may transmit, clear and settle transactions for the Fund that are executed on a securities exchange provided that the affiliated broker arranges for unaffiliated brokers to execute the transactions. In executing portfolio transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of the Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors it deems relevant, including, without limitation, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any (for the specific transaction and on a continuing basis). In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to Sub-Adviser or an affiliate of the Sub-Adviser in respect of accounts over which it exercises investment discretion. The Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised by the Sub-Adviser or its affiliates. Nothing in this Agreement shall preclude the combining of orders for the sale or purchase of securities or other investments with other accounts managed by the Sub-Adviser or its affiliates provided that the Sub-Adviser does not favor any account over any other account and provided that any purchase or sale orders executed contemporaneously shall be allocated in an equitable manner among the accounts involved in accordance with procedures adopted by the Sub-Adviser.

(e) In connection with the purchase and sale of securities for the Fund, the Sub-Adviser will arrange for the transmission to the custodian and recordkeeping agent for the Trust on a daily basis, such confirmation, trade tickets, and other documents and information, including, but not limited to, Cusip, Sedol, or other numbers that identify securities to be purchased or sold on behalf of the Fund, as may be reasonably necessary to enable the custodian and recordkeeping agent to perform its administrative and recordkeeping responsibilities with respect to the Fund. With respect to portfolio securities to be purchased or sold through the Depository Trust Company, the Sub-Adviser will arrange for the automatic transmission of the confirmation of such trades to the Fund's custodian and recordkeeping agent.

(f) The Sub-Adviser will monitor on a daily basis the determination by the custodian and recordkeeping agent for the Fund of the valuation of portfolio securities and other investments of the Fund. The Sub-Adviser will assist the custodian and recordkeeping agent for the Fund in determining or confirming, consistent with the procedures and policies stated in the Registration Statement for the Trust, the value of any portfolio securities or other assets of the Fund for which the custodian and recordkeeping agent seeks assistance from, or identifies for review by, the Sub-Adviser. The Sub-Adviser shall assist the Board in determining fair value of such securities or assets for which market quotations are not readily available.

(g) The Sub-Adviser will provide the Trust or the Adviser with copies (or, if required for regulatory purposes) of all of the Fund's investment records and ledgers maintained by the Sub-Adviser (which shall not include the records and ledgers maintained by the custodian and recordkeeping agent for the Trust) as are necessary to assist the Trust and the Adviser to comply with requirements of the 1940 Act and the Advisers Act as well as other applicable laws. The Sub-Adviser will furnish to regulatory authorities having the requisite authority any information, reports or investment records and ledgers maintained by the Sub-Adviser in connection with such services which may be requested in order to ascertain whether the operations of the Trust are being conducted in a manner consistent with applicable laws and regulations.

(h) The Sub-Adviser will provide reports to the Trust's Board of Trustees for consideration at meetings of the Board on the investment program for the Fund and the issues and securities represented in the Fund's portfolio, and will furnish the Trust's Board of Trustees with respect to the Fund such periodic and special reports as the Trustees or the Adviser may reasonably request.

3.   EXPENSES OF THE TRUST

Except as provided in sections 2(d) above, the Sub-Adviser shall assume and pay all of its own costs and expenses related to providing an investment program for the Fund. The Trust shall pay all of its expenses and liabilities, including compensation of its independent Trustees; taxes and governmental fees; interest charges; fees and expenses of the Trust's independent auditors and legal counsel; trade association membership dues; fees and expenses of any custodian (including safekeeping of funds and securities, maintenance of books and accounts and calculation of the net asset value of beneficial interests of each series of the Trust), transfer agent and registrar and dividend disbursing agent of the Trust; expenses of preparing and mailing reports to investors nd regulatory agencies; expenses relating to issuance, registration and qualification of charges of each series, and the preparation, printing and mailing of prospectuses for such purposes; insurance premiums; brokerage and other expenses of executing portfolio transactions; expenses of investors' and trustees' meetings; organization expenses; and extraordinary expenses.

4.   SUB-ADVISORY FEE.

For the services and facilities to be provided to the Fund by the Sub-Adviser as provided in Paragraph 2 hereof, the Adviser shall pay the Sub-Adviser a fee, payable monthly, at the annual rate of .50 of 1% of the Fund's average daily net assets from the Advisory fee it receives from the Fund, as set forth in the Trust's charter documents for the computation of the value of the Fund's net assets as determined by the Trust or its third party administrator in accordance with procedures established, from time to time, by or under the direction of the Board of Trustees of the Trust. The Trust shall not be liable for the obligation of the Adviser to make payment to the Sub-Adviser.

5.   REPRESENTATIONS AND COVENANTS

(a)  The Adviser hereby represents and warrants as follows:

     (1) That it is registered in good standing with the Securities and Exchange Commission as an investment adviser under the Advisers Act, and such registration is current, complete and in full compliance with all applicable provisions of the Advisers Act and the rules and regulations thereunder;

     (2) That it has all the requisite authority to enter into, execute, deliver and perform its obligations under this Agreement; and

     (3) Its performance of its obligations under this Agreement does not conflict with any law, regulation or order to which it is subject.

(b) The Adviser hereby covenants and agrees that, so long as this Agreement shall remain in effect:

     (1) It shall maintain its registration in good standing as an investment adviser under the Advisers Act, and such registration shall at all times remain current, complete and in full compliance with all applicable provisions of the Advisers Act and the rules and regulations thereunder;

     (2) Its performance of its obligations under this Agreement does not conflict with any law, regulation or order to which it is subject; and

     (3) It shall at all times fully comply with the Advisers Act, the 1940 Act, all applicable rules and regulations under such Acts and all other applicable law; and

     (4) It shall promptly notify the Sub-Adviser upon occurrence of any event that might disqualify or prevent it from performing its duties under this Agreement.

(c)  The Sub-Adviser hereby represents and warrants as follows:

     (1) That it is registered in good standing with the Securities and Exchange Commission as an investment adviser under the Advisers Act, and such registration is current, complete and in full compliance with all applicable provisions of the Advisers Act and the rules and regulations thereunder;

     (2) That it has all the requisite authority to enter into, execute, deliver and perform its obligations under this Agreement; and

     (3) Its performance of its obligations under this Agreement does not conflict with any law, regulation or order to which it is subject.

(d) The Sub-Adviser hereby covenants and agrees that, so long as this Agreement shall remain in effect:

     (1) It shall maintain its registration in good standing as an investment adviser under the Advisers Act, and such registration shall at all times remain current, complete and in full compliance with all applicable provisions of the Advisers Act and the rules and regulations thereunder;

     (2) Its performance of its obligations under this Agreement does not conflict with any law, regulation or order to which it is subject;

     (3) It shall at all times fully comply with the Advisers Act, the 1940 Act, all applicable rules and regulations under such Acts and all other applicable law; and

     (4) It shall promptly notify the Adviser upon occurrence of any event that might disqualify or prevent it from performing its duties under this Agreement.

6.   TRUST TRANSACTIONS.

     The Adviser and Sub-Adviser each agrees that neither it nor any of its officers, directors, employees or agents will take any long- or short-term position in the shares of the Trust; provided, however, that such prohibition shall not prevent the purchase of shares of the Trust by any of the persons above described for their account and for investment at the price (net asset value) at which such shares are available at the time of purchase or as part of the initial capital of the Trust.

7.   RELATIONS WITH TRUST.

     Subject to and in accordance with the Declaration of Trust and By-Laws of the Trust and the Articles of Incorporation and By-Laws of the Adviser and Sub-Adviser it is understood (i) that Trustees, officers, agents and shareholders of the Trust are or may be interested in the Sub-Adviser (or any successor thereof) as directors, officers, or otherwise; (ii) that directors, officers, agents and shareholders of the Sub-Advisor are or may be interested in the Trust as Trustees, officers, shareholders or otherwise; and (iii) that the Sub-Advisor (or any such successor) is or may be interested in the Trust as a shareholder or otherwise and that the effect of any such adverse interests shall be governed by said Declaration of Trust and By-laws.

8.   LIABILITY OF ADVISER, SUB-ADVISER AND OFFICERS AND TRUSTEES OF THE TRUST.

Neither the Adviser, Sub-Adviser nor any of their officers, directors, employees, agents or controlling persons or assigns or Trustees or officers of the Trust shall be liable for any error of judgment or law, or for any loss suffered by the Trust or its shareholders in connection with the matters to which this Agreement relates, except that no provision of this Agreement shall be deemed to protect the Adviser, Sub-Adviser or such persons against any liability to the Trust or its shareholders to which the Adviser or Sub-Adviser might otherwise be subject by reason of any wilful misconduct, negligence or actions taken in bad faith in the discharge of its respective obligations and performance of its respective duties under this Agreement.

9.   INDEMNIFICATION

(a) Notwithstanding Section 8 of the Agreement, the Adviser agrees to indemnify and hold harmless the Sub-Adviser, any affiliated person of the Sub-Adviser (except the Trust), and each person, if any, who, within the meaning of
     Section 15 of the Securities Act of 1933 ("1933 Act") controls ("controlling person") the Sub-Adviser (all of such persons being referred to as "Sub-Adviser Indemnified Persons") against any and all losses, claims, damages, liabilities (excluding salary charges of employees, officers or partners of the Sub-Adviser), or litigation (including legal and other) expenses to which a Sub-Adviser Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, any other statute, common law or otherwise, arising out of the Adviser's responsibilities to the Trust which (1) may be based upon any untrue statement or alleged untrue statement of a material fact supplied by, or which is the responsibility of, the Adviser and contained in the Registration Statement or prospectus or statement of additional information covering shares of the Fund or any other series, or any amendment thereof or any supplement thereto, or the omission or alleged omission or failure to state therein a material fact known or which should have been known to the Adviser and was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Adviser or the Trust or to any affiliated person of the Adviser by a Sub-Adviser Indemnified Person in writing for inclusion in the Registration Statement or prospectus or statement of additional information; or (2) may be based upon a failure by the Adviser to comply with, or a breach of, any provision of this Agreement or any other agreement with the Fund; or (3) may be based upon misfeasance or negligence by the Adviser in the discharge of its duties and performance of its obligations under this Agreement or any other agreement with the Fund, provided however, that in no case shall the indemnity in favor of the Sub-Adviser Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of any misfeasance or negligence in the discharge of its obligations and the performance of its duties under this Agreement. The Adviser shall not be liable for any losses, liabilities or expenses that the Sub-Adviser may incur due to errors of judgment or omissions of the Adviser.

(b) Notwithstanding Section 8 of this Agreement, the Sub-Adviser agrees to indemnify and hold harmless the Adviser, any affiliated person of the Adviser (except the Trust), and each person, if any, who, within the meaning of Section 15 of the 1933 Act, controls ("controlling person") the Adviser (all of such persons being referred to as "Adviser Indemnified Persons") against any and all losses, claims, damages, liabilities (excluding salary charges of employees, officers or partners of the Adviser), or litigation (including legal and other) expenses to which an Adviser Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, any other statute, common law or otherwise, arising out of the Sub-Adviser's responsibilities as sub-investment adviser to the Fund which (1) may be based upon any untrue statement or alleged untrue statement of a material fact supplied by the Sub-Adviser for inclusion in the Registration Statement or prospectus or statement of additional information covering shares of the Fund, or any amendment thereof or any supplement thereto, or, with respect to a material fact supplied by the Sub-Adviser for inclusion in the Registration Statement or prospectus or statement of additional information, the omission or alleged omission or failure to state therein a material fact known or which should have been known to the Sub-Adviser and was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Sub-Adviser, the Trust, or any affiliated person of the Sub-Adviser or Trust by an Adviser Indemnified Person; or (2) may be based upon a failure by the Sub-Adviser to comply with, or a breach of, any provision of this Agreement or any other agreement with the Fund; or (3) may be based upon misfeasance or negligence by the Sub-Adviser in the discharge of its duties and performance of its obligations under this Agreement or any other agreement with the Fund provided however, that in no case shall the indemnity in favor of an Adviser Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of misfeasance or negligence in the discharge of its obligations and the performance of its duties under this Agreement.

(c) Neither the Adviser nor the Sub-Adviser shall be liable under this Section with respect to any claim made against an Indemnified Person unless such Indemnified Person shall have notified the indemnifying party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Person (or such Indemnified Person shall have received notice of such service on any designated agent), but failure to notify the indemnifying party of any such claim shall not relieve the indemnifying party from any liability which it may have to the Indemnified Person against whom such action is brought otherwise than on account of this Section. In case any such action is brought against the Indemnified Person, the indemnifying party will be entitled to participate, at its own expense, in the defense thereof or, after notice to the Indemnified Person, to assume the defense thereof, with counsel satisfactory to the Indemnified Person. If the indemnifying party assumes the defense and the selection of counsel by the indemnifying party to represent both the Indemnified Person and the indemnifying party would result in a conflict of interests and would not, in the reasonable judgment of the Indemnified Person, adequately represent the interests of the Indemnified Person, the indemnifying party will at its own expense, assume the defense with counsel to the indemnifying party and, also at its own expense, with separate counsel to the Indemnified Person which counsel shall be satisfactory to the indemnifying party and the Indemnified Person. The Indemnified Person will bear the fees and expenses of any additional counsel retained by it, and the indemnifying party shall not be liable to the Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by the Indemnified Person independently in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not have the right to compromise or settle the litigation without the prior written consent of the Indemnified Person if the compromise or settlement results, or may result, in a finding of wrongdoing on the part of the Indemnified Person.

10.  DURATION AND TERMINATION OF THIS AGREEMENT.

(a)  Duration.  This Agreement shall become effective on the date hereof. Unless
     --------
     terminated as herein provided, this Agreement shall remain in full force and effect until _____________, 1996 and shall continue in full force and effect for periods of one year thereafter so long as such continuance is approved at least annually (i) by either the Trustees of the Trust or by vote of a majority of the outstanding voting shares (as defined in the 1940
     Act) of the Trust, and (ii) in either event by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

(b)  Termination.  This Agreement may be terminated at any time, without payment
     -----------
     of any penalty, by vote of the Trustees of the Trust or by vote of a majority of the outstanding shares (as defined in the 1940 Act), or by the Adviser or Sub-Adviser, on sixty (60) days written notice to the other parties.

(c)  Automatic Termination.  This Agreement shall automatically and immediately
     ---------------------
     terminate in the event of its assignment.

11.  PRIOR AGREEMENT SUPERSEDED.

This Agreement supersedes any prior agreement relating to the subject matter hereof between the parties.

12.  SERVICES  EXCLUSIVE.

The services of the Sub-Adviser and its affiliates, taken collectively, shall be exclusive with regards to the Trust as provided in this Section 12. So long as this Agreement (and any continuation) is in effect, the Sub-Adviser and its affiliates shall be prohibited from serving as investment adviser to any open-end investment company offered for sale in the United States as part of a variable annuity or life insurance contract meeting the requirements of Section 817(h) of the Internal Revenue Code of 1986, as amended, which has (i) the same investment objective and policies (i.e., to provide long term capital appreciation by investing primarily in equity securities in emerging markets around the world) as the Fund or (ii) the word "emerge" or any derivative thereof or the word "develop" or any derivative thereof in its name. The Sub-Adviser and its affiliates shall be permitted to serve as investment adviser to open-end investment companies offered for sale as part of variable annuity or life insurance contracts which have investment objectives and policies to provide long term capital appreciation by investing their assets primarily in securities of developed (non-emerging market) countries and Asia, provided that any such investment company does not have the word "emerge" or any derivative thereof or the word "develop" or any derivative thereof in its name.

The services of the Sub-Adviser (and its affiliates) to the Trust hereunder are not to be deemed exclusive if this Agreement is terminated by the Fund or Adviser; and nothing in this Agreement shall preclude the Sub-Adviser or its affiliates from serving as an investment adviser or sub-adviser with respect to any mutual funds.

13.  EXPENSE LIMITATION.

The Adviser and Sub-Adviser agree that for any fiscal year of the Fund during which the total of all expenses of the Fund (including investment advisory fees under the investment advisory agreement, but excluding interest, portfolio brokerage commissions and expenses, taxes and extraordinary items) exceeds the lowest expense limitation imposed in any state in which the Fund is then making sales of its shares or in which its shares are then qualified for sale, the Adviser and Sub-Adviser will bear expenses on a pro rata basis with respect to expenses not otherwise excluded from reimbursement by this Paragraph 13 to the extent that they exceed such expense limitation but in no event shall such reimbursement exceed the advisory, sub-advisory and administrative fees retained.

14.  MISCELLANEOUS.

     (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     (b) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

15.  USE OF NAME

     (a) It is understood that the name "Van Eck" or any derivative thereof or logo associated with that name is the valuable property of the Adviser and its affiliates, and that the Trust and Sub-Adviser have the right to use such name (or derivative or logo) only with the approval of the Adviser and only so long as the Adviser is Adviser to the Fund. Upon termination of the Investment Advisory and Management Agreement between the Trust and the Adviser, the Trust and the Sub-Adviser shall forthwith cease to use such name (or derivative or logo).

     (b) It is understood that the name Peregrine Asset Management (Hong Kong) Limited any derivative thereof or logo associated with that name is the valuable property of the Sub-Adviser and its affiliates and that the Trust and/or the Fund have the right to use such name (or derivative or logo) in offering materials of the Trust only with the approval of the Sub-Adviser and only for so long as the Sub-Adviser is investment advisor to the Fund. Upon termination of this Agreement, the Trust and Adviser shall forthwith cease to use such name (or derivative or logo).

16.  LIMITATION OF LIABILITY.

The Term "Van Eck Funds" means and refers to the Trustees from time to time serving under the Master Trust Agreement of the Trust dated April 3, 1985 as the same may subsequently thereto have been, or subsequently hereto be amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the assets and property of the Trust, as provided in the Amended and Restated Master Trust Agreement of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees and the Trust, acting as such, and neither such authorization by such officer shall be deemed to have been made by any of them personally, but shall bind only the assets and property of the Trust as provided in its Amended and Restated Master Trust Agreement.

  In WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

Attest:                       VAN ECK FUNDS

__________________________    By _________________________________

Name                          Name
                              President

Attest:                       VAN ECK ASSOCIATES CORPORATION

__________________________    By________________________________

Name                          Name
                              President


Attest:                       PEREGRINE ASSET MANAGEMENT (HONG KONG)
                              LIMITED

___________________________   By________________________________

Name                          Name
                              President